EXHIBIT 99.1

AMENDMENT AGREEMENT

This Amendment Agreement (the “Agreement”) dated as of January 28, 2016, is by and among Axion Power International, Inc., a Delaware corporation with offices located at 3601 Clover Lane, New Castle, Pennsylvania 16105 (the “Company”), and the Buyer whose signature is set forth below (individually, a “Buyer” and collectively, with the other Buyers (as defined in the Securities Purchase Agreement referenced below, the “Buyers”).

RECITALS

A.           The Company and the Buyers executed and delivered a Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of November 4, 2015 in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.           The Company authorized the issuance of senior secured convertible notes of the Company, in the aggregate original principal amount of $9,000,000 which Notes shall be convertible into shares of Common Stock (as defined below) (the shares of Common Stock issuable pursuant to the terms of the Notes, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Notes. On or about November 10, 2015, the Company authorized an additional $363,530 principal amount of Notes to be issued as a result of the “roll over” of certain bridge notes issued by the Company in August 2015 (the “Notes” to refer to Notes issued on both November 5, 2015 and November 10, 2015). All terms used and not defined herein are used as defined in the Securities Purchase Agreement and in the Notes and Registration Rights Agreement (all as defined in the Securities Purchase Agreement).

C.           On or about November 20, 2015, the Company filed a registration statement on Form S-1 to register the Registrable Securities, and as a result of comments received from the SEC (the “Original S-1”), the Company withdrew the Original S-1 on January 21, 2016.

D.           Subsequent to the withdrawal of the Original S-1, the Company seeks to make certain amendments to the terms of the Securities Purchase Agreement, Notes and Registration Rights Agreement, all as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this Agreement will become effective upon execution and delivery of this Agreement and substantially similar Agreements (other than the identity of the Buyer) constituting at least the Required Holders, and the Company and the Buyer hereby agree as follows:

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1.   NO CHANGE TO TERMS EXCEPT AS SET FORTH. Except as set forth in this Agreement, all terms of the Securities Purchase Agreement, Notes, Warrants and Registration Rights Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

2.   CHANGES TO THE SECURITIES PURCHASE AGREEMENT.

a.   The term “Principal Market” in Section 3(d) is hereby amended to mean the OTCQB.

b.   Section 4(d) is hereby amended to add the following at the end of the Section. “Until the later of June 2, 2016 and the date on which the Buyers are eligible to resell all shares of Company Common Stock underlying the Notes and Warrants (assuming cashless exercise of the Warrants) without restriction under Rule 144 (assuming such Buyers are not then affiliates of the Company), the Company may not make any payments to Affiliates of the Company other than (i) up to $11,800 to repay, in full, that certain bridge note issued by the Company to Walker Wainwright; (ii) director and Board committee fees in the ordinary course of business, consistent with past practices, to its non management directors accruing on or after January 1, 2016 in an amount not to exceed $25,000, in the aggregate, per calendar quarter, (iii) current compensation arrangements (but not accrued and unpaid obligations for compensation to current and former officers of the Company) to its executive officers upon terms and conditions publicly existing as of December 31, 2015 and/or disclosed on a Current Report on Form 8-K on January 27, 2016; (iv) stock options and/or restricted stock as per normal Board of Directors policy; and (v) customary, reasonable and usual travel and lodging expenses for Company business.

c.   Section 4(aa) is hereby deleted in its entirety.

3.   CHANGES TO THE REGISTRATION RIGHTS AGREEMENT.

a.   Section 1(d)(i) is hereby amended by replacing it in its entirety with the following: (i) with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), the earlier of (A) February 16, 2016, and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

b.   Section 1(e)(i) is hereby amended by replacing it in its entirety with following: with respect to the initial Registration Statement required to be filed pursuant to Section 2(a), January 29, 2016.

c.   Section 1(i) is hereby amended by adding the following at the end thereof: “For purposes of the Initial Registration Statement, Conversion Shares shall mean up to 10,735,296 shares of the Company’s Common Stock which may be issued upon conversion of up to $3.65 million principal amount (“Released Principal Amount”) of the Notes (“Initial Conversion Shares”) and 966,178 shares of the Company’s Common Stock which may be issued upon conversion of interest due and owing on the Released Principal Amount (“Initial Interest Shares”, and with the Initial Conversion Shares, the “Initial Registrable Securities”).

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d.   Section 1(l) is hereby amended as follows by adding the following at the end thereof: “Notwithstanding the foregoing, unless and until the Company is permitted to register additional shares for resale upon conversion of the Notes and/or exercise of the Warrants, the term “Required Registration Amount” shall mean the Initial Registrable Securities.

4.    CHANGES TO THE NOTES.

a.   Section 31(n) is hereby amended by replacing it in its entirety with the following: “Controlled Account Release Event” means, as applicable, (i) with respect to any Restricted Principal designated to be converted in a Conversion Notice, the Company’s receipt of both (A) such Conversion Notice hereunder executed by the Holder in which all, or any part, of the Principal to be converted includes any Restricted Principal and (B) written confirmation by the Holder that the shares of Common Stock issued pursuant to such Conversion Notice have been properly delivered in accordance with Section 3(c) (in each case, as adjusted, if applicable, to reflect the withdrawal of any Conversion Notice, in whole or in part, by the Holder, whether pursuant to Section 3(c)(ii) or otherwise), (ii) the Company’s receipt of a notice by the Holder electing to effect a release of any Restricted Principal to the Company, (iii) on the date of execution of the certain Amendment Agreements, dated January 28, 2016, by and among the Company and certain holders of the Notes, which act as an amendment to the Notes, $1,800,000, and (iv) on May 2, 2016, and the first Trading Day of each of the subsequent seven calendar months thereafter, the lesser of (x) the amount of Restricted Principal then outstanding hereunder and (y) the Holder Pro Rata Amount of $668,750; provided, in the case of clause (iv) above, as of such date of determination, no Equity Conditions Failure then exists. The Buyer hereby waives all Equity Condition Failures existing on or before the date of this Agreement.

b.   Section 18 is hereby amended by adding a new subsection (e) as follows: Effective on the Initial Effectiveness Date (pursuant to Section 18(c) of the Notes), the Buyer shall be deemed to have agreed to split its Note into two Notes (the “New Notes”). To give effect to such agreement, no later than February 5, 2016, the Buyer shall either (i) tender its Note to the Company, or (ii) tender an affidavit that it has permanently destroyed its Note, in exchange for two Notes, one with a principal amount to be equal to its Pro Rata Share of $3,650,000 (the “$3,650,000 Notes”) and the second to equal the balance of the principal amount of such Buyer’s Note. The Company shall issue the New Notes within two Business Days of the date of receipt of each original Note or affidavit. Each Buyer and the Company understand and acknowledge that the Company shall only issue Conversion Shares eligible for resale under the initial Registration Statement upon conversion of the principal and interest of the $3,650,000 Notes and shall issue an irrevocable instruction letter to the Transfer Agent to that effect.

d.   Section 31(cc) is hereby amended by replacing it in its entirety with the following: “Initial Installment Notice Due Date” means the earlier of (x) the later of (A) the Issuance Date and (B) the Effective Date (as defined in the Registration Rights Agreement) of the initial Registration Statement, and (y) May 2, 2016.

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e.   Section 31(ss) is hereby amended by replacing it in its entirety with the following: “Principal Market” means the OTCQB (or, if the shares of Common Stock are not listed on the Nasdaq Capital Market and are listed on one or more Eligible Markets (which shall be deemed to include the Nasdaq Capital Market), the primary Eligible Market in which the shares of Common Stock are then listed).

5.    MISCELLANEOUS. All provisions of Article 9 of the Securities Purchase Agreement are incorporated herein by reference mutatis mutandis; provided, however, that any amendment of this Agreement shall require the consent of the undersigned. All references herein and in the Securities Purchase Agreement, Registration Rights Agreement, Notes and Warrants to the Securities Purchase Agreement, Registration Rights Agreement and Notes shall mean, respectively, the Securities Purchase Agreement, Registration Rights Agreement and Notes, each as amended by this Agreement. For the purposes of Rule 144 of the Securities Act, the Company acknowledges and agrees that the holding period of the Notes (which commenced on November 5, 2015) may be tacked onto the holding period of the New Notes, and the Company agrees not to take a position contrary thereto or inconsistent therewith.

6.    DISCLOSURE OF TRANSACTIONS AND OTHER MATERIAL INFORMATION. The Company shall, on or before 8:30 a.m., New York City Time, on the first Business Day after the date of this Agreement, publicly issue a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the Form 8-K, the Buyer shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Form 8-K. In addition, effective upon the issuance of the Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of its affiliates, on the other hand, shall terminate. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express written consent of the Buyer. To the extent that the Company delivers any material, non-public information to the Buyer without the Buyer's consent, the Company hereby covenants and agrees that the Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Buyer in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation, except this initial Form 8-K and any further disclosure in any Securities Act and Exchange Act filings covering the same subject matter.

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7.    MOST FAVORED NATION AND WAIVER.  The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Investor and this Agreement.  If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor.  The provisions of this Section 7 shall apply similarly and equally to each Settlement Document. The parties hereto hereby in perpetuity waive Section 3(d)(ii) of the Notes and Section 1(f)(ii) of the Warrants.

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IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

AXION POWER INTERNATIONAL, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

By:
Name:
Title: